Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-8
Bloom Energy Corporation
Table 1 – Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.0001 per share, to be issued under the Bloom Energy Corporation 2018 Equity Incentive Plan	Rule 457(a)	11,934,957	$139.42	$1,663,971,704.94	$138.10 per $1,000,000	$229,794.49
Equity	Class A Shares, to be issued under the Bloom Energy Corporation Amended and Restated 2018 Employee Stock Purchase Plan	Rule 457(a)	2,983,739	$118.50	$353,573,071.50	$138.10 per $1,000,000	$48,828.44
Total Offering Amounts					$2,017,544,776.44		$278,622.93
Total Fee Offsets							$0
Net Fee Due							$278,622.93

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers shares issued pursuant to certain anti-dilution provisions as set forth in the 2018 Equity Plan and the 2018 ESPP, including, without limitation, shares issued as a result of any stock split, stock dividend, recapitalization or any other similar transaction effected without Bloom Energy Corporation’s (the “Registrant”) receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Class A common stock, par value $0.00001 (“Class A Shares”).

(2)
The number of Class A Shares available for issuance under the 2018 Equity Plan is subject to an automatic annual increase on January 1 of each of 2019 through 2028, with such annual increase equal to the lesser of (i) 4% of the number of Class A Shares and common stock equivalents (including options, restricted stock units, warrants and preferred stock on an as-converted basis) issued and outstanding on each December 31 immediately prior to the date of increase and (ii) such number of Class A Shares determined by the Registrant’s Board of Directors (the “EIP Evergreen Provision”). Accordingly, the number of Class A Shares available for issuance under the 2018 Equity Plan was automatically increased by 11,934,957 shares effective January 1, 2026, which amount is equal to 4% of the number of Class A Shares and common stock equivalents (including options, restricted stock units, warrants and preferred stock on an as-converted basis) issued and outstanding as of December 31, 2025. This Registration Statement registers the 11,934,957 additional Class A Shares available for issuance under the 2018 Equity Plan as of January 1, 2026 as a result of the EIP Evergreen Provision.

The number of Class A Shares available for issuance under the 2018 ESPP is subject to an automatic annual increase on January 1 of each calendar year, with such annual increase equal to 1% of the total number of outstanding Class A Shares and common stock equivalents (including options, restricted stock units, warrants and preferred stock on an as converted basis) outstanding on the immediately preceding December 31 (rounded down to the nearest whole share); provided, that the Registrant’s Board of Directors or the Compensation Committee of the Board of Directors may in its sole discretion reduce the amount of the increase in any particular year (the “ESPP Evergreen Provision”). Accordingly, the number of Class A Shares available for issuance under the 2018 ESPP was automatically increased by 2,983,739 shares effective January 1, 2026, which amount is equal to 1% of the number of Class A Shares and common stock equivalents (including options, restricted stock units, warrants and preferred stock on an as-converted basis) issued and outstanding as of December 31, 2025. This Registration Statement registers the 2,983,739 additional Class A Shares available for issuance under the 2018 ESPP as of January 1, 2026 as a result of the ESPP Evergreen Provision.

(3)
With respect to the Class A Shares being registered under the 2018 Equity Plan, the proposed maximum offering price is estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $152.78 per share, which represents the average of the high and low prices of the Class A Shares as reported on the New York Stock Exchange on February 2, 2026.

With respect to the Class A Shares being registered under the 2018 ESPP, the proposed maximum offering price is estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $129.86 per share, which represents 85% of the average of the high and low prices of the Class A Shares as reported on the New York Stock Exchange on February 2, 2026.